Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2026 Results; Announces Intent to Separate its Industrial Segment.

•Revenues of $3.7 billion, up 12%, or $389 million, compared to the prior year
•EPS of $1.25; adjusted EPS of $1.45, up from $1.28 in the prior year
•Strong commercial order activity at Textron Aviation and Bell
•Textron to become a pure-play Aerospace & Defense platform aligned to its core franchises of Textron Aviation, Bell, and Textron Systems

Providence, Rhode Island – April 30, 2026 – Textron Inc. (NYSE: TXT) today reported first quarter 2026 net income of $1.25 per share, compared to $1.13 in the first quarter of 2025. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.45 per share for the first quarter of 2026, compared to $1.28 per share in the first quarter of 2025.

"Textron delivered double-digit revenue and EPS growth in the quarter.” said Textron CEO Lisa M. Atherton. “Strong growth in Aviation deliveries, continued scaling of the MV-75 Cheyenne at Bell, excellent execution at Systems, and good performance at Industrial all contributed to a successful quarter."

Cash Flow

Net cash used by operating activities of the manufacturing group for the first quarter was $107 million, compared to a cash use of $114 million in last year's first quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, reflected a use of cash of $228 million for the first quarter, compared to a cash use of $158 million in last year's first quarter.
In the quarter, Textron returned $168 million to shareholders through share repurchases.

Intent to Separate its Industrial Segment

In a separate press release issued today, Textron announced its intent to separate its Industrial segment from the Company’s core aerospace and defense businesses to enhance the strategic and operational focus of each platform and drive long-term value for stakeholders. Textron intends to explore multiple paths to effect the planned separation of its Industrial segment, including but not limited to a sale of the Industrial businesses or a tax-free separation into a standalone, publicly traded company. To access the press release, please visit the news section of our website.

First Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.5 billion, up 22%, or $269 million from last year's first quarter, reflecting higher aircraft revenues of $221 million and higher aftermarket parts and services revenues of $48 million. The increase in aircraft revenues was primarily due to higher volume and mix, largely reflecting higher Citation jet and commercial turboprop volume.

Textron Aviation delivered 37 jets in the quarter, up from 31 in the first quarter of 2025, and 35 commercial turboprops, up from 30 in last year's first quarter.

Segment profit was $154 million in the first quarter, up $32 million, or 26% from a year ago, primarily due to higher aircraft volume and mix, partially offset by higher selling and administrative expense and warranty costs.

Textron Aviation backlog at the end of the first quarter was $8.0 billion.

Bell

Bell revenues were $1.1 billion, up 9%, or $87 million from the first quarter of 2025. The revenue increase in the quarter was driven by higher military revenues of $161 million, largely due to higher volume on the MV-75 Cheyenne program, partially offset by lower volume on V-22 production and on military sustainment programs. Commercial helicopters, parts and services revenues decreased $74 million compared to the first quarter of 2025, primarily due to lower volume and mix.

Bell delivered 20 commercial helicopters in the quarter, down from 29 in last year's first quarter.

Segment profit of $72 million was down $18 million from last year's first quarter, largely reflecting an unfavorable impact from the mix of military programs and lower commercial volume and mix.

Bell backlog at the end of the first quarter was $7.6 billion.

Textron Systems

Textron Systems revenues were $338 million, up 13%, or $39 million from the first quarter of 2025, largely due to higher volume on the Ship-to-Shore Connector program and military training and support services provided by Airborne Tactical Advantage Company (ATAC), partially offset by lower net volume on other programs.

Segment profit of $42 million was up $4 million, compared with the first quarter of 2025, largely due to higher net volume.

Textron Systems backlog at the end of the first quarter was $3.6 billion.

Industrial

Industrial revenues were $786 million, down 1%, or $6 million from the first quarter of 2025.

Textron Specialized Vehicles' revenues decreased $42 million, largely reflecting an impact of $55 million from the disposition of the Powersports business in April 2025. Kautex revenues increased

$36 million, primarily due to a favorable impact from foreign exchange rate fluctuations and higher volume and mix.
Segment profit of $40 million was up $10 million from the first quarter of 2025, primarily due to manufacturing efficiencies, which included the benefit of cost reductions resulting from prior year restructuring activities.

Finance

Finance segment revenues were $16 million, and profit was $12 million in the first quarter of 2026, as compared to segment revenues of $16 million and profit of $10 million in the first quarter of 2025.

Conference Call Information

Textron will host its conference call today, April 30, 2026 at 8:00 a.m. (Eastern) to discuss its first quarter results and its intent to separate its Industrial segment from the Company's core aerospace and defense businesses. The call will be available via webcast at www.textron.com or by direct dial at (888) 596-4144 in the U.S. or (646) 968-2525 outside of the U.S.; Access Code: 6969175.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 30, 2026 by dialing (800) 770-2030; Access Code: 6969175.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities, pay its obligations, and/or conduct government functions necessary for the certification of aircraft and aircraft parts and other activities of our businesses; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed; uncertainty related to the Company's ability to satisfy the necessary conditions to consummate the separation of its Industrial segment; and risks related to the Company’s ability to effect a successful separation and realize the anticipated benefits of the separation on a timely basis or at all.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
REVENUES
MANUFACTURING:
Textron Aviation (a)	$1,485	$1,216
Bell	1,070	983
Textron Systems (a)	338	299
Industrial	786	792
	3,679	3,290
FINANCE	16	16
Total revenues	$3,695	$3,306

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation (a)	$154	$122
Bell	72	90
Textron Systems (a)	42	38
Industrial	40	30
	308	280
FINANCE	12	10
Segment profit (a) (b)	320	290

Corporate expenses and other, net (a)	(47)	(53)
Interest expense, net for Manufacturing group	(29)	(25)
LIFO inventory provision	(39)	(29)
Intangible asset amortization	(8)	(8)
Non-service components of pension and postretirement income, net	70	66
Income before income taxes	267	241
Income tax expense	(47)	(34)
Net income	$220	$207

Diluted earnings per share (EPS)	$1.25	$1.13

Diluted average shares outstanding	176,177,000	183,668,000

Net income and EPS GAAP to Non-GAAP reconciliation:

	Three Months Ended
	April 4, 2026	March 29, 2025
Net income - GAAP	$220	$207
Add: LIFO inventory provision, net of tax	30	22
Intangible asset amortization, net of tax	6	6
Adjusted net income - Non-GAAP (b)	$256	$235

Diluted earnings per share - GAAP	$1.25	$1.13
Add: LIFO inventory provision, net of tax	0.17	0.12
Intangible asset amortization, net of tax	0.03	0.03
Adjusted diluted earnings per share - Non-GAAP (b)	$1.45	$1.28

(a)Effective January 4, 2026, the beginning of our 2026 fiscal year, the business activities of the Textron eAviation segment were realigned within Textron's other operating segments resulting in the elimination of the Textron eAviation segment as a separate reporting segment. Under the segment realignment, a significant part of Textron eAviation, including Pipistrel, became part of the Textron Aviation segment to enable the business to more effectively leverage the development, manufacturing and sales expertise at Textron Aviation. In addition, Textron eAviation’s manned and unmanned products for military applications and related research and development activities is included in the results of the Textron Systems segment, which is best suited to provide more direct access to the targeted customer base for these products. Lastly, certain Textron eAviation research and development activities encompassing digital flight control and air vehicle management systems, which we expect will benefit several of our segments, is reported within corporate expenses. The prior period has been recast to reflect the segment realignment.
(b)Segment profit, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 4, 2026	January 3, 2026
Assets
Cash and equivalents	$1,509	$1,940
Accounts receivable, net	885	823
Inventories	4,560	4,278
Other current assets	1,007	872
Net property, plant and equipment	2,572	2,590
Goodwill	2,317	2,321
Other assets	4,607	4,628
Finance group assets	684	677
Total Assets	$18,141	$18,129

Liabilities and Shareholders' Equity
Current portion of long-term debt	$355	$5
Accounts payable	1,288	1,185
Other current liabilities	3,042	3,163
Other liabilities	1,960	1,980
Long-term debt	3,111	3,534
Finance group liabilities	383	387
Total Liabilities	10,139	10,254

Total Shareholders' Equity	8,002	7,875
Total Liabilities and Shareholders' Equity	$18,141	$18,129

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
Cash Flows from Operating Activities:
Net income	$210	$199
Depreciation and amortization	96	92
Deferred income taxes and income taxes receivable/payable	37	15
Pension, net	(60)	(59)
Changes in assets and liabilities:
Accounts receivable, net	(61)	16
Inventories	(289)	(183)
Accounts payable	162	171
Other, net	(202)	(365)
Net cash from operating activities	(107)	(114)
Cash Flows from Investing Activities:
Capital expenditures	(133)	(56)
Net proceeds from corporate-owned life insurance policies	1	31
Proceeds from sale of property, plant and equipment	2	—
Other investing activities, net	—	15
Net cash from investing activities	(130)	(10)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	495
Principal payments on long-term debt and nonrecourse debt	(74)	(352)
Purchases of Textron common stock	(168)	(215)
Dividends paid	(3)	(3)
Other financing activities, net	52	—
Net cash from financing activities	(193)	(75)
Total cash flows	(430)	(199)
Effect of exchange rate changes on cash and equivalents	(1)	7
Net change in cash and equivalents	(431)	(192)
Cash and equivalents at beginning of period	1,940	1,386
Cash and equivalents at end of period	$1,509	$1,194

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended
	April 4, 2026	March 29, 2025
Net cash from operating activities - GAAP	$(107)	$(114)
Less: Capital expenditures	(133)	(56)
Add: Total pension contributions	10	12
Proceeds from sale of property, plant and equipment	2	—
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$(228)	$(158)
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
Cash Flows from Operating Activities:
Net income	$220	$207
Depreciation and amortization	96	92
Deferred income taxes and income taxes receivable/payable	39	17
Pension, net	(60)	(59)
Changes in assets and liabilities:
Accounts receivable, net	(61)	16
Inventories	(289)	(183)
Accounts payable	162	171
Captive finance receivables, net	(13)	(13)
Other, net	(211)	(372)
Net cash from operating activities	(117)	(124)
Cash Flows from Investing Activities:
Capital expenditures	(133)	(56)
Net proceeds from corporate-owned life insurance policies	1	31
Proceeds from sale of property, plant and equipment	2	—
Finance receivables repaid	7	9
Finance receivables originated	(9)	—
Proceeds from the disposition of non-captive assets	24	—
Other investing activities, net	4	15
Net cash from investing activities	(104)	(1)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	495
Principal payments on long-term debt and nonrecourse debt	(74)	(355)
Purchases of Textron common stock	(168)	(215)
Dividends paid	(3)	(3)
Other financing activities, net	52	—
Net cash from financing activities	(193)	(78)
Total cash flows	(414)	(203)
Effect of exchange rate changes on cash and equivalents	(1)	7
Net change in cash and equivalents	(415)	(196)
Cash and equivalents at beginning of period	2,025	1,441
Cash and equivalents at end of period	$1,610	$1,245

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Net Income, Adjusted Diluted Earnings Per Share and Outlook
Adjusted net income and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended
	April 4, 2026	March 29, 2025
Net income - GAAP	$220	$207
Add: LIFO inventory provision, net of tax	30	22
Intangible asset amortization, net of tax	6	6
Adjusted net income - Non-GAAP	$256	$235

Diluted earnings per share - GAAP	$1.25	$1.13
Add: LIFO inventory provision, net of tax	0.17	0.12
Intangible asset amortization, net of tax	0.03	0.03
Adjusted diluted earnings per share - Non-GAAP	$1.45	$1.28

	2026 Outlook
				Diluted EPS
Net income - GAAP	$940		$975	$5.39		$5.59
Add: LIFO inventory provision, net of tax		150			0.87
Intangible asset amortization, net of tax		25			0.14
Adjusted net income - Non-GAAP	$1,115	—	$1,150	$6.40	—	$6.60

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended
	April 4, 2026	March 29, 2025
Net cash from operating activities - GAAP	$(107)	$(114)
Less: Capital expenditures	(133)	(56)
Add: Total pension contributions	10	12
Proceeds from sale of property, plant and equipment	2	—
Manufacturing cash flow before pension contributions - Non-GAAP	$(228)	$(158)

	2026 Outlook
Net cash from operating activities - GAAP	$1,298	—	$1,398
Less: Capital expenditures		(650)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		2
Manufacturing cash flow before pension contributions - Non-GAAP	$700	—	$800